UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      March 19, 1997
                                                ------------------------

                         OAK TREE MEDICAL SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

             Delaware                   0-16206                  02-0401674
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(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

       2500 Westchester Avenue, Suite 306, Purchase, New York       10577
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              (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code      (914) 253-9494
                                                  ------------------------

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         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 19, 1997, Oak Tree Medical Systems, Inc. (the "Company"), completed the rescission of its acquisition of four Long Island, New York, based physical therapy centers and one medical billing company. The acquisition had been made on December 11, 1996. The former sellers returned all stock and notes issued to them in the original transaction. In addition, the former sellers will pay the Company $448,935, representing the cash purchase price of the original transaction and the net amount expended by the Company on the facilities since the original acquisition. Of this amount, $50,000 was paid at closing, $25,000 will be paid on April 25, 1997, and the balance will be paid over eighteen months.

         Reference is made to the Form 8-K dated December 11, 1996, filed in connection with the rescinded acquisition. The Company notes that the net income number of $550,000 attributable to the acquired business in the Form 8-K was stated on an adjusted basis, before management fees, billing expenses and certain other expenses. Actual net income of the business for the year ended December 31, 1995 was $2,600.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

10.1 Letter Agreement dated March 19, 1997, from Oak Tree Medical Management, Inc. to James O'Neill, Mark Gentile and Maple Health, Inc.

99.1  Press Release, dated March 19, 1997


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       By: /s/ Henry Dubbin
                                             --------------------
                                            Name:  Henry Dubbin
                                            Title: Vice Chairman


Date:  April 3, 1997


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